UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/18/2006

American Technology Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24248

Delaware	87-0361799
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

15378 Avenue of Science, Ste 100,
San Diego, California 92128
(Address of principal executive offices, including zip code)

(858) 676-1112
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On April 17, 2006, Mr. James T. Taylor III commenced employment as our vice president, general counsel and secretary. From June 2005 to April 2006 Mr. Taylor served as a senior legal counsel for Sony Electronics where he was their lead attorney responsible for directing corporate legal matters for three business units with marketing, sales, logistics, and operations functions. Prior to working for Sony, Mr. Taylor served as senior staff counsel for Gateway where he was primary legal counsel to three P & L product groups with combined sales in excess of $500 million. Earlier, Mr. Taylor was general counsel for Titan Wireless where he negotiated international and domestic agreements including foreign government sales. Mr. Taylor began his legal career as an attorney advisor for the Federal Communications Commission's international bureau working with government and private industry engineers.

Mr. Taylor has a Bachelor's Degree in Economics from the University of Maryland College Park and a J.D. from the California Western School of Law. He is a member of the State Bar of California and of the American Corporate Counsel Association.

There were no arrangements or understandings between Mr. Taylor and any other person pursuant to which Mr. Taylor was selected as an executive officer. There are no family relationships between Mr. Taylor and any of our directors and executive officers. Except as described below, there are no transactions between Mr. Taylor and American Technology Corporation in which Mr. Taylor has a direct or indirect material interest which we are required to report.

Mr. Taylor's employment is terminable at-will by us or by Mr. Taylor for any reason, with or without notice. Mr. Taylor's annual salary is $170,000, and he participates in bonus, benefit and other incentives at the discretion of the compensation committee of our board of directors. On April 17, 2006, we granted Mr. Taylor a stock option exercisable for 100,000 shares of our common stock pursuant to our 2005 Equity Incentive Plan. The option vests quarterly over four years and has a five-year term, subject to continued service and other conditions.

Item 7.01.    Regulation FD Disclosure

On April 17, 2006, we issued a press release announcing the appointment of Mr. Taylor. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.   Description
99.1          Press Release dated April 17, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Technology Corporation

Date: April 18, 2006	By:	/s/ John R. Zavoli
John R. Zavoli
President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated April 17, 2006